UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2007

EnteroMedics Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33818

Delaware	48-1293684
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2800 Patton Road
St. Paul, MN 55113
(Address of principal executive offices, including zip code)

651-634-3003
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On December 3, 2007, the underwriters of EnteroMedics Inc.'s (the "Company") recent initial public offering of 5,000,000 shares of common stock registered on the Company's Registration Statement on Form S-1 (File No. 333-143265) partially exercised an over-allotment option granted in connection with the offering and purchased an additional 489,849 shares of the Company's common stock at $8.00 per share. After deducting all underwriting discounts, commissions and fees, the Company received net proceeds of $3,644,476.56 at the closing of the over-allotment option on December 6, 2007. J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated have acted as joint book-running managers, Cowen and Company, LLC has acted as co-lead and Leerink Swann LLC has acted as co-manager for the offering.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnteroMedics Inc.

Date: December 06, 2007	By:	/s/ Greg S. Lea
Greg S. Lea
Senior Vice President and Chief Financial Officer